Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 20, 2018, with respect to the consolidated financial statements of Estre Ambiental, Inc. included in the Registration Statement (Form F-1) and related prospectus dated July 12, 2018 of Estre Ambiental, Inc. for the registration of up to 38,989,241 of its ordinary shares.

/s/ ERNST & YOUNG
Auditores Independentes S.S.

São Paulo, Brazil
July 12, 2018